Baseline Oil & Gas Corp. Announces Hiring of Thomas Kaetzer as President and COO

SAN ANTONIO, Dec. 21, 2006 - Baseline Oil & Gas Corp. (OTC BB: BOGA.OB), an independent oil and gas exploration and development company, announced today that it has hired Thomas Kaetzer to serve as President and Chief Operating Officer.

Mr. Kaetzer possesses 25 years of experience within the oil and gas industry, including 14 years with Texaco, Inc. He began his career with Texaco, where he held various positions of increasing responsibility. His duties included the evaluation, exploitation and management of oil and natural gas assets. He has both onshore and offshore experience in operations and production management, asset acquisition and development, including drilling and workover operations in the continental United States, offshore Gulf of Mexico, U.K. North Sea, Colombia, S.A., Saudi Arabia, China and West Africa.

Since 1995, Mr. Kaetzer has both worked for and acted as a consultant/director for several independent E&P companies, including Vastar Resources and Crimson Exploration, Inc. This hands-on experience has allowed Mr. Kaetzer to gain meaningful working knowledge in finance, business planning and budgeting, as well as the management of technical petroleum engineering and operations.

Mr. Kaetzer holds a B.S. in Civil Engineering from the University of Illinois
(1981) and a M.S. in Petroleum Engineering from Tulane University (1988). Mr. Kaetzer has published technical papers for the Society of Petroleum Engineers
(SPE) and other trade journals, and has given numerous presentations at noteworthy industry conferences.

Mr. Kaetzer stated, "I look forward to working with the Board in order to build Baseline into a sizeable E&P company. The recently announced acquisition of producing properties in Stephens County, coupled with the development of our extensive acreage position in the New Albany Shale, provide a solid platform from which to grow Baseline. In addition, I fully expect other opportunities to present themselves to fuel further growth."

About Baseline Oil & Gas Corp.

Baseline Oil & Gas Corp. is an independent oil and gas exploration and development company. Baseline presently holds a 50% working interest in New Albany-Indiana, LLC, which has joint operating agreements with various companies in developing leases covering approximately 188,500 gross acres in the New Albany Shale play, located in the Illinois Basin of southern Indiana. In addition, Baseline Oil & Gas is actively seeking accretive mergers or acquisitions, and is also exploring various strategic joint ventures that may include the acquisition of producing and/or non-producing properties. Baseline Oil & Gas Corp. was founded in 2004 and is based in San Antonio, Texas. For more information, please visit http://www.baselineoil.com.

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FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements.
Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Baseline Oil & Gas Corp.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Baseline Oil & Gas Corp. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the projects of Baseline Oil & Gas Corp. will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in the annual report on Form 10-KSB of Baseline Oil & Gas Corp. filed with the U.S. Securities and Exchange Commission.

Contact:

          Baseline Oil & Gas Corp.
          Richard Cohen
          (212) 561-3626

          The Wall Street Group, Inc.
          Ron Stabiner
          (212) 888-4848